Exhibit 99.2

Acquisition of Keystone Midstream Services, LLC

Keystone Midstream Services Acquisition MarkWest is acquiring 100% of the ownership interests in Keystone Midstream Services, LLC from its current owners Stonehenge Energy Resources, LP Rex Energy Corporation (Rex); and Sumitomo Corporation (Sumitomo) Strategic acquisition in the heart of the liquids-rich Marcellus shale Supports extension of NGL gathering system into northwest PA. Positions MarkWest very well to continue serving rich-gas Marcellus and Utica producers Exciting new partnership with Rex and Sumitomo Rex and Sumitomo have dedicated 895 square miles in northern Pennsylvania MarkWest will provide gathering, processing, fractionation and marketing services under long-term fee-based agreements in the Marcellus shale The parties executed a letter agreement to discuss similar midstream services for portions of Rex’s acreage in the Utica shale Utica Shale Marcellus Shale Huron Shale Keystone Midstream

Keystone Assets 3 Location: Butler County, PA Gathering system Initially constructed in 2009 Includes compression. Sarsen cryogenic processing plant 40 MMcf/d capacity De-ethanizer and de-propanizer 230,000+ gallons of NGL storage Residue interconnect to Dominion Bluestone cryogenic processing plant 50 MMcf/d De-ethanizer and de-propanizer 300,000 gallons of NGL storage Residue interconnect to Dominion Bluestone Plant Sarsen Plant

Rex Energy - Butler Operated Area 4 Source: Rex Energy Corporate Presentation, May 2012